EXHIBIT 99.1

On October 30, 1998 AMF Bowling Worldwide, Inc. (the "Company") announced operating results for the nine months ended September 30, 1998. The Company reported a 3.3% revenue increase from $505.6 million in 1997 to $522.3 million for the same period in 1998. EBITDA for the nine months ended September 30, 1998 was $92.5 million, a decrease of 27.0% compared with $126.7 million for the same prior year period. (EBITDA is a measure of operating cash flow which represents operating income before interest, taxes, depreciation, amortization and non-operating expenses.)

For the third quarter ended September 30, 1998, the Company reported revenue of $172.5 million, an 8.0% decrease compared with $187.5 million for the same quarter of 1997. EBITDA for the third quarter was $21.1 million, a 48.4% decrease compared with $40.9 million for the same quarter of 1997.

Operating Results
-----------------

For the nine months ended September 30, 1998, Bowling Centers revenue increased 28.8%, from $297.9 million in 1997 to $383.8 million in 1998. EBITDA for the nine months ended September 30, 1998 was $95.8 million, an increase of 14.0% compared with $84.0 million for the nine months ended September 30, 1997. EBITDA margin for the nine months was 25.0% compared with 28.2% for the same prior year period.

For the third quarter of 1998, Bowling Centers reported revenue of $117.3 million, an increase of 21.2% compared with revenue of $96.8 million for the same quarter of 1997. EBITDA was $18.9 million, a 10.0% decrease compared with $21.0 million for the same quarter of 1997. EBITDA margins were 16.1% compared to 21.7% for the same quarter of 1997.

During the nine months ended September 30, 1998, AMF acquired 77 bowling centers including 55 in the U.S., 15 in the U.K., 6 in Australia and one in France. As of September 30, 1998, AMF operated 539 bowling centers worldwide including 415 in the U.S. and 124 international centers (including 15 joint venture centers).

For the nine months ended September 30, 1998, Bowling Products reported revenue of $152.7 million, a decrease of 30.2% compared with revenue of $218.9 million for the same period of 1997. EBITDA for the nine months was $8.5 million, a decrease of 84.6% compared with $55.1 million for the same prior year period.

For the third quarter of 1998, Bowling Products reported revenue of $60.0 million, a decrease of 36.3% compared with revenue of $94.2 million for the same quarter of 1997. EBITDA was $4.6 million, a decrease of 80.7% compared with $23.8 million for the same quarter of 1997. EBITDA margin of 7.7% compared to 25.3% for the same quarter of 1997.

NCP shipments for the quarter totaled 683 units compared with 1,255 units for the comparable prior year quarter. For the nine months, NCP shipments totaled

1,846 units compared with 3,324 units for the same 1997 period. As of September 30, 1998, the NCP backlog was 1,329 units, a 23.0% decrease compared with December 31, 1997.

On October 21, 1998, the Company announced its intention to relocate its Century bowling lane machine manufacturing and lane supplies business from Golden, Colorado to its headquarters plant in Richmond, Virginia.
The Company expects the move to be completed by February 1, 1999.

Consolidated Operating Results

For the third quarter of 1998, net loss was $31.4 million compared with a net loss of $10.3 million in the same quarter of 1997. For the nine months ended September 30, 1998, net loss was $64.2 million compared with a net loss of $22.5 million.

Recent Financing Developments

On September 30, 1998, the Company amended the terms of its $810 million bank credit facility. The amendment revised certain financial covenants for 1998 and 1999.

     ----------------------------------------------------------------------

Statements in this report about the Company's future plans are forward-looking statements. A number of important factors could cause actual results to differ materially from those anticipated and projected by forward-looking information. The factors include, but are not limited to, changes in acquisition opportunities, the development and growth of new bowling markets, the sales of products in those markets, the generation of timely and sufficient cash flow to pay principal and interest on indebtedness, an adverse legal judgment, an increase in competition, a change in economic conditions including recent adverse developments in Asia Pacific markets, foreign currency volatility, and political acts or regulatory changes. Additional information on factors that could affect the Company's financial results are contained in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the U.S. Securities and Exchange Commission.

                               AMF GROUP HOLDINGS INC. AND SUBSIDIARIES (1)
                              CONSOLIDATED STATEMENTS OF INCOME (unaudited)
                                     (in millions, except share data)
                                                                         Three Months Ended                  Nine Months Ended
                                                                            September 30,                       September 30,

                                                                        1998              1997             1998             1997
                                                                        ----              ----             ----             ----

Operating revenue                                                     $172.5            $187.5           $522.3           $505.6

Operating expenses (2)                                                 151.4             146.6            429.8            378.9
Depreciation and amortization                                           30.8              23.4             87.6             66.8
                                                                      ------            ------           ------           ------
Operating income (loss)                                                ( 9.7)             17.5              4.9             59.9

Interest expense                                                        25.8              31.7             76.8             89.2
Other non-operating expenses                                             4.8               0.8              6.3              2.1
                                                                      ------            ------           ------           ------
Loss before income taxes                                               (40.3)            (15.0)           (78.2)           (31.4)
    Benefit for income taxes                                           (10.2)             (4.7)           (16.9)            (8.9)
                                                                      ------            ------           ------           ------
Net loss before joint ventures                                         (30.1)            (10.3)           (61.3)           (22.5)
    Equity in loss of joint ventures, net of tax                        (1.3)                -             (2.9)               -
                                                                      ------            ------           ------           ------
Net loss                                                              $(31.4)           $(10.3)          $(64.2)          $(22.5)
                                                                      ======            ======           ======           ======

Selected Data:
    EBITDA (3)                                                         $21.1             $40.9            $92.5           $126.7
    EBITDA margin                                                       12.2%             21.8%            17.7%            25.1%

(1) AMF Group Holdings Inc. is a holding company, and its primary assets are investments in subsidiaries including AMF Bowling Worldwide, Inc. which is principally engaged in two business segments: (i) operation of bowling centers and (ii) manufacturing and marketing of bowling products.

(2) Operating expenses represent costs of goods sold, bowling center operating expenses and selling, general, and administrative expenses.

(3) Represents a measure of operating cash flow defined as operating income before interest, taxes, depreciation, amortization, and non-operating expenses.

                               AMF GROUP HOLDINGS INC. AND SUBSIDIARIES (1)
                                     SEGMENT INFORMATION (unaudited)
                                               (in millions)


                                              First            Second              Third             Fourth
                                            Quarter           Quarter            Quarter            Quarter             Period
                                            -------           -------            -------            -------             ------

1998 Revenue
Bowling Centers                              $150.5            $116.0             $117.3                                 $383.8
Bowling Products                               41.1              51.6               60.0                                  152.7
Intersegment Elimination                       (4.0)             (5.4)              (4.8)                                 (14.2)
                                            -------           -------            -------            -------             ------
TOTAL                                        $187.6            $162.2             $172.5                                 $522.3

1997 Revenue
Bowling Centers                              $108.5             $92.6              $96.8             $131.2              $429.1
Bowling Products                               52.0              72.7               94.2               80.4               299.3
Intersegment Elimination                       (2.9)             (4.8)              (3.5)              (3.5)              (14.7)
                                            -------           -------            -------            -------              ------
TOTAL                                        $157.6            $160.5             $187.5             $208.1              $713.7

1998 EBITDA (3)
Bowling Centers                               $56.8             $20.1              $18.9                                  $95.8
Bowling Products                                0.1               3.8                4.6                                    8.5
Corporate                                      (3.8)             (5.4)              (2.3)                                 (11.5)
Intersegment Elimination                       (0.0)             (0.2)              (0.1)                                  (0.3)
                                            -------           -------            -------            -------             ------
TOTAL                                         $53.1             $18.3              $21.1                                  $92.5

1997 EBITDA (3)
Bowling Centers                               $41.9             $21.1              $21.0              $46.4              $130.4
Bowling Products                               12.0              19.3               23.8               15.7                70.8
Corporate                                      (3.6)             (4.7)              (3.7)              (3.4)              (15.4)
Intersegment Elimination                       (0.1)             (0.1)              (0.2)              (0.0)               (0.4)
                                            -------           -------            -------            -------             ------
TOTAL                                         $50.2             $35.6              $40.9              $58.7              $185.4

See notes 1 and 3 to Consolidated Statements of Income.